EXHIBIT 5.01





                                                              September 20, 2000




Mr. Donald H. Fischer
President, Chairman & CEO
Community Bank-Wheaton/Glen Ellyn
357 Roosevelt Road
Glen Ellyn, Illinois 60137

Dear Mr. Fischer:

I have served as special counsel for Community Financial Shares, Inc., a Delaware corporation (the Company) in connection with a proposed exchange offer of an aggregate of 677,178 shares of the Company's stock, no par value, in exchange, on a two-for-one basis, for all of the outstanding stock, $8.3333333 par value, of Community Bank-Wheaton/Glen Ellyn, an Illinois state bank. As such, I have examined the corporate organization and history of the Company; its Certificate of Incorporation; its Bylaws; the minute books; the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, relating to the above-mentioned exchange offer; and have made such other examination as I have deemed necessary or advisable in order to enable me to express the opinions set forth.

Based upon the foregoing, I am of the opinion that:

1. The Company is a corporation duly organized and legally existing in good standing under the laws of Delaware.

2. The Company is authorized by its Certificate of Incorporation to issue 900,000 shares of stock, no par value. The 677,178 shares of common stock of the Company which are being registered are authorized but unissued shares and will upon the issuance and sale thereof in the manner and for the consideration stated in the Proxy Statement/Prospectus constituting a part of the Company's Registration Statement, be duly and validly authorized, issued and outstanding, and will be fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to said 677,178 shares of stock of the Company and to the use of my name in said Registration Statement.

                                 Respectfully submitted,


                                 /s/ Ward J. Larson
                                 --------------------------------------------
                                 Ward J. Larson

WJL/mv